Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE,  DO HEREBY CERTIFY THE

ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE  OF AMENDMENT OF "BRIDGEWAY

ACQUISITION CORP.", CHANGING ITS NAME FROM  "BRIDGEWAY ACQUISITION CORP." TO "CHINA HEFENG

RESCUE EQUIPMENT, INC.",  FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2012, AT 1:57 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4887851 8100 120894397 you may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock, Secretary of State Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9750686 DATE: 08-01-12

State of Delaware Secretary of State Division of Corporations Delivered 01:59 PM 08/01/2012 FILED 01:57 PM 08/01/2012 SRV 120894397 - 4887851 FILE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

OF

Bridgeway Acquisition Corp.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Bridgeway Acquisition Corp. (the "Corporation") resolution was duly adopted setting forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and requesting a majority of the stockholders of the Corporation to give their consent in writing thereto. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended and restated to read as follows:

The name of the corporation is China Hefeng Rescue Equipment, Inc. (the "Corporation").

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, holders of a majority of the voting stock of said corporation gave their consent in writing to the preceding resolution without a meeting of stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed this 1st day of August, 2012.

By: /s/ Zhengyuan Yan
Zhengyuan Yan, Chief Executive Officer